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                                                                    EXHIBIT 23.3
                      [GUSRAE, KAPLAN & BRUNO LETTERHEAD]








                                January 31, 1997


Euro Tech Holdings Company Limited
18/F Gee Chang Hong Centre
65 Wong Chuk Hang Road
Hong Kong

                 Re:      Euro Tech Holdings Company Limited
                          SEC File No. 333-16277

Dear Sirs:

         We hereby consent to the use of this firm's name in the above referenced Registration Statement and the Prospectus contained therein and to all references to this firm included in said Registration Statement and Prospectus.

         By giving this consent, we do not acknowledge that we are experts as that term is defined in Section 7 of the Securities Act of 1933.



                                     Very truly yours,

                                     /s/ GUSRAE, KAPLAN & BRUNO